Exhibit 8.1

List of Subsidiaries of KT Corporation

(As of December 31, 2012)

Name	Jurisdiction of Incorporation
KT Powertel Co., Ltd.	Korea
KT Networks Corporation	Korea
KT Linkus Co., Ltd.	Korea
KT Telecop Co., Ltd.	Korea
KT Hitel Co., Ltd.	Korea
KT Commerce Inc.	Korea
KT Tech, Inc.	Korea
KT Capital Co., Ltd.	Korea
KT New Business Fund No.1	Korea
Gyeonggi-KT Green Growth Fund	Korea
KTC Media Contents Fund 2	Korea
KT Strategic Investment Fund No.1	Korea
KT Strategic Investment Fund No.2	Korea
BC card Co., Ltd.	Korea
VP Inc.	Korea
H&C Network	Korea
BC card China Co., Ltd.	Korea
U Payment Co., Ltd.	Korea
INITECH Co., Ltd.	Korea
InitechSmartro Holdings Co., Ltd.	Korea
Smartro Co., Ltd.	Korea
Sidus FNH Corporation	Korea
Nasmedia, Inc.	Korea
Sofnics, Inc.	Korea
KTDS Co., Ltd.	Korea
KT M Hows Co., Ltd.	Korea
KT M&S Co., Ltd.	Korea
KT Music Corporation	Korea
KMP Holdings Co. Ltd.	Korea
KT Innotz Inc.	Korea
KT Skylife Co., Ltd.	Korea
Korea HD Broadcasting Corp.	Korea
KT Estate Inc.	Korea
KT AMC Co., Ltd.	Korea
NEXR Co., Ltd.	Korea
KTSB Data service	Korea
KT Cloudware Corporation	Korea
Centios Co., Ltd. (KC smart service Co., Ltd.)	Korea
Enswers Inc. [3]	Korea
Revlix Inc.	Korea
KT OIC Korea Co., Ltd.	Korea
Ustream Inc.	Korea
Incheonucity Co., Ltd.	Korea
KT Innoedu Co., Ltd. (Cyber MBA)	Korea
KT Rental	Korea
KT Auto Lease Corporation	Korea
Kumho Rent-a-car Co., Ltd.	Korea
KT Sat Co., Ltd.	Korea
KT Media Hub Co. Ltd.	Korea
Best Partners Co., Ltd.	Korea
Centios Philippines, Inc.	Philippines
Soompi USA, LLC	United States
Kumho Rent-a-car (Vietnam) Co., Ltd	Vietnam
Korea Telecom Japan Co., Ltd.	Japan
Korea Telecom China Co., Ltd.	China
KTSC Investment Management B.V	Netherlands
Super iMax	Uzbekistan
East Telecom	Uzbekistan
Korea Telecom America, Inc.	United States
PT. KT Indonesia	Indonesia